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                                                                    Exhibit 23.2




                         CONSENT OF INDEPENDENT AUDITORS


         We consent to the incorporation by reference in the Registration Statement (Post Effective Amendment No. 1 on Form S-8 to Form S-4) of Respironics, Inc. and Subsidiaries pertaining to the Novametrix Medical Systems Inc. stock option plans of our report dated July 24, 2001, with respect to the consolidated financial statements and schedule of Respironics, Inc. and Subsidiaries included in its Annual Report (Form 10-K) for the year ended June 30, 2001, filed with the Securities and Exchange Commission.


                                                    /s/ ERNST & YOUNG LLP

Pittsburgh, Pennsylvania
April 11, 2002